Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2018, in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-223263) and related Prospectus of iQIYI, Inc. dated March 26, 2018.

/s/ Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

March 26, 2018